EXHIBIT 5.1


                [LETTERHEAD OF GARDERE WYNNE SEWELL & RIGGS, LLP]


November 19, 1999


Telscape International, Inc.
2700 Post Oak Boulevard, Suite 1000
Houston, Texas  77056

     Re:     REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

As set forth in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by Telscape International, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 783,338 shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), to be sold by certain stockholders listed in the Registration Statement, certain legal matters in connection with the Common Stock are being passed upon for the Company by us. This opinion is being furnished to you in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K for filing as Exhibit 5.1 to this Registration Statement.

In our capacity as your special Texas counsel in connection with rendering this opinion, we have examined the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed.
In giving this opinion, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, (i) with respect to that portion of the Shares which have been issued, such Shares are duly authorized, validly issued, fully paid and non-assessable and (ii) with respect to that portion of the Shares which have been reserved for issuance pursuant to convertible debentures, warrants or otherwise, such Shares are duly authorized and reserved for and, either are validly issued, fully paid and non-assessable or when issued upon conversion of convertible debentures or exercise of warrants, in each case in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States of America and the Texas Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implications or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

Gardere Wynne Sewell & Riggs, L.L.P.



By:   /s/ ERIC A. BLUMROSEN
     ------------------------
          Eric A. Blumrosen